UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

Structured Obligations Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32015	13-3741177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 834-6000.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d‑2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Section 8 - Other Events

Item 8.01 Other Events.

This current report on Form 8-K relates to a distribution made to holders of the Certificates issued by the Select Notes Trust LT 2003-1.

Each issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, which represents ten percent (10%) or more of the trust is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Periodic reports and other information required to be filed pursuant to the Exchange Act, by an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission (the "Commission") at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system. Neither Structured Obligations Corporation nor the trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Structured Obligations Corporation nor the trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting an issuer of an underlying security, or guarantor thereof, or successor thereto, as applicable, or an underlying security have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

Section 9- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

1.	Trustee's Report with respect to the February 15, 2019 Distribution Date for the Select Notes Trust LT 2003-1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Chadwick S. Parson
________________________________
Name: Chadwick S. Parson
Title: Managing Director and President

February 15, 2019

EXHIBIT INDEX

Exhibit		Page
1	Trustee's Report with respect to the February 15, 2019 Distribution Date for the Select Notes Trust LT 2003-1	5

Exhibit 1

To the Holders of:
Select Notes Trust LT 2003-1
Long Term Certificates Series 2003-1
*CUSIP:	81619PAA5

U.S. Bank Trust National Association, as Trustee for the Select Notes Trust LT 2003-1 (the "Trust"), hereby gives notice with respect to Interest Period commencing on the day after January 15, 2019 and including the February 15, 2019 Interest Distribution Date (the "Interest Period") in respect of the February 15, 2019 Interest Distribution Date (the "Interest Distribution Date") as follows:

1.
The amount of interest received by the Trust during the Interest Period is as set forth below (each Certificateholder's pro rata portion of this amount is the amount to be included in such Certificateholder's Form 1099).

$ 168,750.00

a.	Per certificate held amount of interest income to be included in Form 1099 for the year ending December 31, 2019 is set forth below.
$ 3.990305

2.	The total of all interest distributed to Certificateholders during the Interest Period is set forth below.
$ 208,278.75

3.	Total amount of advances made to the Trustee on the Interest Distribution Date is $39,792.00

4.	Total amount of advances repaid to the Advancing Party during the Interest Period is $ 0.00

5.	The net total of advances made during the Interest Period is $ 39,792.00

a.	The net amount owed by the Trust to the Advancing Party on the Interest Distribution Date is set forth below.
$ 775,881.89

6.
The total amount of interest expense paid to the Advancing Party during the Interest Period is set forth below (each Certificateholder's pro rata portion of this amount should be included in a footnote to such Certificateholder's Form 1099 indicating that such amount should constitute investment indebtedness interest, which can be deducted by non-corporate taxpayers to the extent of such net investment income).

$ 0.00

a.	Per certificate held amount of interest expense to be included in Form 1099 for the year ending December 31, 2019 is set forth below.
$ 0.000000

7.	The total of all Principal distributed to Certificate holders as a result of a removal event.
$ 0.00

Per certificate held amount of principal recovery to be included in Form 1099 for the year ending is set forth below.
$0.000000

8.	The total of all Principal Loss to Certificate holders as a result of a removal event this period.
$ 0.00

Per certificate held amount of principal loss to be included in Form 1099 for the year ending is set forth below.
$0.000000

9.	At the close of business on the Interest Distribution Date, there were 52,290 Certificates outstanding, which after applying the factor of 80.875884%, results in 42,290 notional amounts.

10.	Payments made on Underlying Securities during the Interest period are as set forth below.

2/15/2019	Duke Cap 6.750% 2/15/32 cusip 26439RAK2	$ 0.00	$ 168,750.00

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.  It is included solely for the convenience of the Holders.